As filed with the Securities and Exchange Commission on December 10, 2025

Registration No. 333-290773

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3392453
(State of incorporation)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(585) 359-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Travers

Chief Executive Officer

25 Hendrix Road, Suite A

West Henrietta, New York 14586

(585) 359-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Vuzix Corporation is filing this Amendment No. 1 to its registration statement on Form S-3 (File No. 333-290773) (the “Registration Statement”) as an exhibit-only filing solely to file Exhibit 23.1. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits.

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Form S-1/A filed October 16, 2009)

3.2	Amended and Restated By-Laws (incorporated by reference to Form 8-K filed April 30, 2021)

3.3	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Form 8-K filed February 7, 2013)

3.4	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Form 8-K filed June 30, 2014)

3.5	Certificate of Designation of Series B Preferred Stock (incorporated by reference to 8-K filed September 3, 2024)

5.1**	Opinion of Sichenzia Ross Ference Carmel LLP

23.1*	Consent of Freed Maxick P.C.

23.2**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)

107**	Calculation of Filing Fee Tables

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Henrietta, State of New York, on December 10, 2025.

VUZIX CORPORATION

By:	/s/ Paul Travers
Paul Travers
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Travers	Chief Executive Officer and Director	December 10, 2025
Paul Travers	(Principal Executive Officer)

/s/ Grant Russell	Chief Financial Officer and Director	December 10, 2025
Grant Russell	(Principal Financial and Accounting Officer)

/s/ Alasdair MacKinnon	Director	December 10, 2025
Alasdair MacKinnon

/s/ Timothy Harned	Director	December 10, 2025
Timothy Harned

/s/ Paula Whitten-Doolin	Director	December 10, 2025
Paula Whitten-Doolin